Thornburg ETF Trust N-1A

Exhibit 99.(q)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Trustees of Thornburg ETF Trust (the “Trust”) hereby makes, constitutes and appoints Nimish Bhatt, Geoff Black and Curtis Holloway, jointly and severally, the undersigned’s true and lawful attorneys-in-fact, each with full power of substitution, for the undersigned in any and all capacities, to sign Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940 for the Trust with respect to any or all series thereof, and any and all pre- and post-effective amendments to any such Registration Statements, and to file the same with the U.S. Securities and Exchange Commission and the various state regulatory agencies, hereby ratifying and confirming all that each of said attorneys-in-fact or their substitute or substitutes may do or cause to be done in connection and by virtue thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each undersigned Trustee has hereunto set his or her hand as of September 25, 2024.

/s/ Garrett Thornburg
Garrett Thornburg

/s/ Brian J. McMahon
Brian J. McMahon

/s/ Lisa Black
Lisa Black

/s/ Sally Corning
Sally Corning

/s/ Patrick J. Talamantes
Patrick J. Talamantes

/s/ David L. Gardner
David L. Gardner

/s/ James W. Weyhrauch
James W. Weyhrauch

/s/ Owen D. Van Essen
Owen D. Van Essen